UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 25, 2009

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 25, 2009, Thomas H. Webber, III, vice president of IDB-IIC Federal Credit Union in Washington, D.C., has been deemed elected to fill the member directorship of the Federal Home Loan Bank of Atlanta (the "Bank") designated for the District of Columbia for a four-year term beginning on January 1, 2010, pursuant to applicable Federal Housing Finance Agency regulations, including 12 C.F.R. 1261.7(c) (the "Applicable Regulations"). The Applicable Regulations provide that if the number of accepted and eligible nominees is equal to or fewer than the number of member directorships to be filled, such nominees shall be deemed elected without further action. The Bank conducted the member director nomination process in accordance with the provisions of the Federal Home Loan Bank Act and the Applicable Regulations. The Bank will include Mr. Webber as the director-elect from the District of Columbia in the Bank's report of election. The Bank has not yet determined on which committees Mr. Webber will serve beginning in 2010.

The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Pursuant to the Applicable Regulations, the Bank's member directors, including Mr. Webber, serve as officers or directors of a Bank member. In the ordinary course of its business, the Bank transacts business with each of the members that has an officer or director serving as a director of the Bank. All such transactions are made in the ordinary course of the Bank's business and are subject to the same Bank policies as transactions with the Bank's members generally.

The Bank expects to compensate Mr. Webber in accordance with the Bank's Directors' Compensation Policy. He also will be entitled to participate in the Bank's Non-qualified Deferred Compensation Plan, under which each Bank director has the opportunity to defer all or a portion of the amount of his compensation. The form and amount of any compensation to all directors, including Mr. Webber, is subject to approval by the board of directors of the Bank and subject to the Federal Home Loan Bank Act and Federal Housing Finance Agency regulations.

Item 7.01. Regulation FD Disclosure.

On September 25, 2009, as required by the Applicable Regulations, the Bank notified its members in the District of Columbia who are eligible to participate in the 2009 director election that because Mr. Webber was the only individual to be nominated and to accept nomination for the District of Columbia member directorship, Mr. Webber has been deemed elected without further action pursuant to the Applicable Regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: September 25, 2009	By:/s/ ______
Jill Spencer
Executive Vice President,
General Counsel,
Chief Strategy Officer and
Corporate Secretary